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EXHIBIT 23.2

                       CONRAD C. LYSIAK
                 Attorney and Counselor at Law
                     601 West First Avenue
                           Suite 503
                  Spokane, Washington   99201
                        (509) 624-1475
                      FAX: (509) 747-1770

                            CONSENT

     I HEREBY CONSENT to the inclusion of my name in connection with the Form S-8 Registration Statement to be filed with the Securities and Exchange Commission as attorney for the Issuer, PNW Capital, Inc. and to the reference to my firm under the subcaption "Opinion of Counsel."

     DATED this 15th day of August, 2000.

                                   Yours truly,


                                   /s/ Conrad C. Lysiak
                                   Conrad C. Lysiak